UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 20, 2016, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. to Start Distributing Proxy Materials to TICC Capital Corp. Stockholders

Urges TICC Stockholders to vote the GOLD Proxy Card to Terminate TICC’s External Manager Contract and Elect T. Kelley Millet to the TICC Board

Highlights Need For Change Given TICC’s External Manager and Board Have Delivered a Decade of Failed Returns While Collecting Millions of Dollars in Fees

Reminds TICC Stockholders That They Have the Right to Terminate the External Manager’s Contract AT NO COST

TICC Notifies Broadridge of Possible July 15 Record Date; TSLX Looks Forward to TICC Publicly Announcing Record Date and Setting Meeting Date

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (“TSLX”; NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, today announced that it has filed with the Securities and Exchange Commission (“SEC”) and will soon commence distributing proxy materials and the following letter to TICC Capital Corp. (“TICC”) stockholders urging them to protect their investment in TICC and vote the GOLD proxy card FOR the termination of the investment advisory agreement between TICC and its external manager and the election of TSLX’s highly-qualified and independent nominee, T. Kelley Millet, to TICC’s Board of Directors at TICC’s 2016 annual meeting.

TSLX understands that TICC has notified Broadridge Financial Solutions, Inc. of a possible July 15, 2016 record date, with the meeting date to be determined. TSLX looks forward to TICC publicly announcing the record date and setting a date for the annual meeting.

Josh Easterly, Chairman and Co-Chief Executive Officer of TSLX, stated: “TICC stockholders once again have an opportunity to determine the future of their company. We’re confident that the long-suffering TICC stockholders, who in December 2015 overwhelmingly voted to reject the value-destructive transaction backed by management, will terminate the external manager contract and elect our highly-qualified, independent Board nominee. By voting the GOLD proxy card, TICC stockholders can make their voices heard and set TICC on the path toward meaningful value creation and stockholder alignment, effecting real change and ending a decade of failure at TICC.”

The proxy materials are also available through the SEC’s website and at www.changeTICCnow.com.

A copy of the letter follows:

Fellow TICC Stockholders:

On behalf of TPG Specialty Lending, Inc. (“TSLX”), a publicly traded specialty finance company focused on lending to middle-market companies and a fellow stockholder of TICC Capital Corp. (“TICC” or “the Company”), we are writing today to urge you to vote to terminate the investment advisory agreement between TICC and its external manager and to elect our highly-qualified and independent nominee, T. Kelley Millet, to TICC’s Board of Directors at the Company’s 2016 annual meeting.

It is your right, under the Investment Company Act of 1940, as amended, to terminate the external manager’s contract at no cost to stockholders.

THE NEED TO CHANGE THE EXTERNAL MANAGER AND ENHANCE THE BOARD IS CLEAR. THE EXISTING EXTERNAL MANAGER AND THE TICC BOARD HAVE . .. .

1.	DELIVERED A DECADE OF FAILED RETURNS.

Since TICC’s IPO in 2003, the external manager has delivered total returns of just 53.9% versus 224.4% for the BDC Composite.1 Even more disturbing, TICC has underperformed the return of U.S. Treasuries by 18.4% over the past three years.

2.	COLLECTED MILLIONS IN FEES.

By any measure and over any time period, the external manager’s performance has been abysmal. Meanwhile, the external manager, majority owned by TICC Board members Jonathan Cohen and Charles Royce, has collected more than $141.4 million in management and incentive fees over the last 10 years. And Mr. Novak, Chairman of the Board, has collected in excess of $1.0 million in aggregate compensation during his 12-year tenure as an independent director. TICC’s other independent directors have also collected significant Board-related compensation over a similar time period.

3.	PAID AN UNSUSTAINABLE DIVIDEND.

The weak returns delivered by the external manager have led to TICC’s dividend policy becoming unsustainable. By TICC’s own admission, its past dividends are in part a return of investor capital and five independent analysts have stated the dividend is unsustainable. TICC has under-earned its dividend by a cumulative 45.3% in the six most recent quarters and likely would have under-earned its dividend in previous quarters if not for an accounting error by TICC disclosed in the first quarter of 2015.

4.	TAKEN BLATANT SELF-SERVING ACTIONS TO PROTECT THE EXTERNAL MANAGER AT THE EXPENSE OF STOCKHOLDERS.

TICC has taken extraordinary measures to continue executing its self-serving strategy to the detriment of stockholders. Instead of replacing the failed external manager to generate value for stockholders – at no cost to stockholders – the Company instead pursued a value destructive transaction in 2015 that would have resulted in the owners of the external manager receiving millions of dollars in fees. A federal judge found that TICC likely violated federal securities law in its solicitation in favor of that transaction by failing to disclose the amount of payments to be made under that deal to its interested directors. In addition, TICC has refused to meaningfully engage on our compelling proposals to bring real change to TICC stockholders.

For the first time in 11 years, the Company has not filed proxy materials, nor publicly announced a record date or set a meeting date, for its annual meeting. At the same time, the owners of the external manager, including two Board members, are buying TICC shares for the first time in four years. These share purchases have been in direct proportion to their respective ownership interest in the external manager, a clear illustration that these purchases have been undertaken with the intent to permit the existing manager to build a stake in TICC to protect the external manager’s fee stream, and not to align the manager more closely with stockholders’ interests. It is hard to see the Board’s failure to publicly announce a record date or set a meeting date as anything but a blatant effort to buy time for insiders to acquire enough shares to block change at TICC to the detriment of stockholders. This governance record is concerning.

This level of failure demands immediate change. You deserve better.

VOTE TO TERMINATE THE EXTERNAL MANAGER AND ELECT T. KELLEY MILLET TO END A DECADE OF FAILURE AT TICC

Despite the Board’s own admission that change was needed, we have been shocked by the lack of meaningful action since the failed Stockholder vote held in December 2015 and by the Board’s efforts to frustrate stockholders’ ability to take action on their own. As outlined in our November 29, 2015 letter to the Board, we expected the Board to take meaningful actions on behalf of all stockholders regardless of the success or failure of the conflicted transaction. The clear path for change includes:

•	Immediately terminating the existing investment advisory agreement;

•	Immediately seating our nominee on the Board and further refreshing the Board with a new slate of independent directors, in consultation with us and other stockholders; and

•	Promptly following the reconstitution of the Board, conducting a comprehensive strategic review process to identify the best path forward to deliver value to stockholders.

Time is overdue for TICC to become a professionally governed public company with a focus on maximizing stockholder value. Given the poor financial performance, the deterioration of NAV per share, declining values in the CLO equity portfolio, and an overall lack of transparency, the TICC Board needs to act now to prioritize stockholders’ interests over its own by terminating the existing management contract.

Mr. Millet’s more than 30 years of proven industry expertise across the financial sector, particularly in credit markets, coupled with his proven leadership as a director, make him the ideal candidate to effect change at TICC. He has led companies across the financial services sector in senior positions, including in his current role as CEO of Banca IMI Securities. He also brings Board experience that spans public financial technology companies to private equity-backed financial services companies to equity trading firms. He has a track record of success in reinvigorating companies, driving growth, prioritizing stockholders’ interests and protecting their investments.

TICC has not yet publicly disclosed the date, time or location of the annual meeting or the record date for determining the TICC stockholders entitled to notice of and to vote at the annual meeting or filed a proxy statement for the annual meeting with the Securities and Exchange Commission. However, we understand that TICC has notified Broadridge Financial Solutions, Inc. of a possible July 15, 2016 record date, with the meeting date to be determined. We look forward to TICC publicly announcing the record date and setting a date for the annual meeting. We urge the Board to schedule the annual meeting promptly so that stockholders have the opportunity to vote on our nominee and on terminating the investment advisory agreement.

As always, we stand ready and willing to immediately engage in a constructive dialogue with the Company. Once the aforementioned issues are addressed, we believe there is a brighter path ahead for TICC and its stockholders.

The time for change is now.

VOTE TODAY TO TERMINATE THE EXISTING MANAGER AND SET TICC ON THE PATH TOWARD VALUE CREATION, STOCKHOLDER ALIGNMENT AND REAL CHANGE.

VOTE THE GOLD PROXY CARD. Visit www.changeTICCnow.com for more information about why voting to terminate the external manager’s contract and to elect our independent director nominee are votes to protect your investment.

Sincerely,

TPG SPECIALTY LENDING, INC.

Joshua E. Easterly

Chairman and Co-Chief Executive Officer

Michael Fishman

Co-Chief Executive Officer

If you have any questions concerning this letter,

please call MacKenzie Partners at one of the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

(212) 929-5500 (call collect)

or

TOLL-FREE (800) 322-2885

TPG@mackenziepartners.com

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with approximately $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with approximately $74 billion of assets under management as of March 31, 2016. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein may contain forward-looking statements, including, but not limited to, statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TICC Capital Corp. (“TICC”), statements with regard to the expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management of TPG Specialty Lending, Inc. (“TSLX”), and statements with regard to TSLX’s proposed business combination transaction with TICC (including any financing required in connection with a possible transaction and the benefits, results, effects and timing of a possible transaction). Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX, TICC and/or the combined businesses of TSLX and TICC, including, but not limited to, statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside” and other similar expressions, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon TSLX’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC or the actual results or performance of TICC, TSLX or TICC and TSLX on a combined basis to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to a possible transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate a transaction on the terms set forth in its proposal or on other terms, uncertainty as to whether TICC’s board of directors will engage in good faith, substantive discussions or negotiations with TSLX concerning its proposal or any other possible transaction, potential adverse reactions or changes to business relationships resulting from the announcement or completion of a transaction, uncertainties as to the timing of a transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of a transaction or any failure to complete a transaction, competitive responses to the announcement or consummation of a transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of a transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to a potential integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from a transaction, unexpected costs, liabilities, charges or expenses resulting from a transaction, litigation relating to a transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

In connection with TSLX’s solicitation of proxies for the 2016 annual meeting of TICC stockholders in favor of (a) the election of TSLX’s nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended, TSLX filed a preliminary proxy statement on Schedule 14A with the SEC on May 12, 2016 (as amended, the “TSLX Preliminary Proxy Statement”) and filed a definitive proxy statement in connection therewith on Schedule 14A with the SEC on June 20, 2016 (the “TSLX Definitive Proxy Statement” and, together with the TSLX Preliminary Proxy Statement, the “TSLX Proxy Statement”). TSLX anticipates that it will commence mailing of the TSLX Definitive Proxy Statement and accompanying GOLD proxy card to stockholders of TICC on or about June 20, 2016. This communication is not a substitute for the TSLX Proxy Statement.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND THE OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE TSLX PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,719 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 annual meeting of TSLX stockholders, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the TSLX Definitive Proxy Statement and other relevant materials to be filed with the SEC (if and when available).

This document shall not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

1 TICC and benchmark returns indexed to November 21, 2003. Total return calculation includes share price appreciation and cumulative dividends paid. BDC Composite comprised of ACAS, AINV, ARCC, BKCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, and TCRD. Calculated through June 10, 2016.

Contacts

TPG Specialty Lending, Inc.

Investors

Lucy Lu, 212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons, 800-322-2885

tpg@mackenziepartners.com

or

Media Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson or Pat Tucker

212-371-5999

tbj@abmac.com / pct@abmac.com